                                                                   EXHIBIT 10.04

[***] indicates the omission of confidential portions for which confidential treatment has been requested. Such confidential information has been filed separately with the Securities and Exchange Commission.

                               SECOND AMENDMENT TO
                           WHOLESALE SUPPLY AGREEMENT

This second amendment ("SECOND AMENDMENT") dated June 2, 2004 amends the Wholesale Supply Agreement dated January 1, 2004 ("AGREEMENT") and subsequently amended on May 26, 2004 between CVS and Cardinal Health. CVS and Cardinal Health ("PARTIES") desire to enter into this Second Amendment to amend Section 1 and
Section 12 Disclosure Schedule to include two (2) mail-order facilities being acquired by CVS' affiliate PharmaCare Management Services Inc. ("PharmaCare") located in Pittsburgh, Pennsylvania and Largo, Florida (MAIL-ORDER FACILITIES").

The Parties agree as follows:

     1. Effective Date of Amendment. This Second Amendment shall be effective as of the date of the closing of the transaction pursuant to which CVS will purchase from J.C. Penney Company, Inc. ("JC PENNEY") approximately 1,260 retail pharmacies, approximately three (3) distribution centers, and approximately two (2) mail-order facilities located in Pittsburgh, Pennsylvania and Largo, Florida (to be acquired by CVS' affiliate PharmaCare from Eckerd Health Services) as publicly announced by CVS on April 5, 2004 ("TRANSACTION"). In the event that the Transaction does not close on or before September 1, 2004, then this Second Amendment shall become null and void and shall be of no force or effect. Furthermore, CVS reserves the right to provide Cardinal with notification ("NOTICE") before the close of the Transaction that CVS has determined in its sole discretion that it will not undertake the wholesale supply arrangement as described in the Second Amendment in which case this Second Amendment shall become null and void and shall be of no force or effect.

     2. Scope. Notwithstanding anything else in the Agreement, as amended, in no event will CVS, at any time, be obligated to designate Cardinal as a primary means of pharmaceutical products replenishment for the Mail-order Facilities, if such Mail-order Facilities are subject to an existing wholesaler agreement which cannot be terminated by CVS or its affiliates for any reason, or which, if terminated by CVS or its affiliates in its business judgment, may result in breach of contractual obligations, termination penalties/fees of any type, or result in CVS or its affiliates compromising its business operations.

     3. Disclosure Schedules. The Agreement is amended by deleting therefrom the following disclosure schedules in their entirety:

               "Section 1", and

               "Section 12 Disclosure Schedule"

          and replacing them with the following new Disclosure Schedules:

               "Section 1", and

               "Section 12 Disclosure Schedule"

          attached to this Second Amendment and incorporated into this Second Amendment and into the Agreement by this reference, which shall be attached by the Parties to their respective copies of the Agreement.

     4. Generally. It is the Parties' intent for the Agreement and this Amendment (if the Transaction closes on or before September 1, 2004 and CVS has not provided Cardinal with Notice before the close of the Transaction) to be applied and construed as a single instrument. The Agreement, as modified by this Second Amendment, remains in full force and effect and constitutes the entire agreement among the Parties regarding this subject matter and supersedes all prior or contemporaneous writings and understandings among the Parties with respect thereto. This Second Amendment will be binding on the Parties and their successor and assigns. If any term or provision of this Second Amendment is determined to be illegal or unenforceable by a court of competent jurisdiction, the remaining terms and provisions of this Second Amendment and the Agreement will remain in full force and effect. Only a subsequent writing signed by both Parties may amend this Second Amendment or further amend the Agreement.

CVS Pharmacy, Inc                       Cardinal Health*


By: /s/ Matthew J. Leonard              By: /s/ Michael J. Bender
    ---------------------------------       ------------------------------------
Print Name: Matthew J. Leonard          Print Name: Michael J. Bender
Title: VP Pharmacy Merchandising        Title: EVP, Retail Sales & Marketing

*The term "CARDINAL HEALTH" means the following pharmaceutical distribution companies: Cardinal Health 106, Inc. (formerly known as James W. Daly, Inc.), a Massachusetts corporation (Peabody, Massachusetts); Cardinal Health 103, Inc. (formerly known as Cardinal Southeast, Inc.), a Mississippi corporation (Madison, Mississippi); Cardinal Health 110, Inc. (formerly known as Whitmire Distribution Corporation), a Delaware corporation (Folsom, California) and any other subsidiary of Cardinal Health, Inc., an Ohio corporation ("CHI"), as may be designated by CHI.

Cc: Tina Egan, Assistant General Counsel CVS
    Paul Williams, General Counsel Cardinal Health


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

                                                                       SECTION 1
                                                            AMENDED JUNE 2, 2004

SECTION 1. DESIGNATION AS PRIMARY WHOLESALER.

(a) Retail Pharmacies. During the term of this Agreement, CVS will designate Cardinal as the primary wholesale pharmaceutical supplier to designated pharmacies operated by CVS (collectively, the "PHARMACIES" and individually, a "PHARMACY") subject to Section 1(a) Disclosure Schedule. A list of the Pharmacies (the "DESIGNATED PHARMACY LIST") will be provided by CVS to Cardinal from time to time during the term of this Agreement.

(b) Distribution Centers. During the term of this Agreement, CVS will designate Cardinal as the primary wholesale pharmaceutical supplier to all distribution centers operated by CVS ("CVS PHARMACY DCS") subject to Section 1(b) Disclosure Schedule. A comprehensive list of all of the CVS Pharmacy DCs as of January 1, 2004 (the date of this agreement) (the "TOTAL DC LIST") is set forth in the
Section 1(b) Disclosure Schedule.

(c) CVS PharmaCare. This Agreement specifically excludes purchases which are made by CVS on behalf of the CVS division known as PharmaCare with the following one exception: In return for an [***]% ([***] % [***]%) [***] the [***] as described in the Section 12 Disclosure Schedule, CVS will service the [***] and [***] facilities that were acquired from JC Penney and operated by PharmaCare ("[***] FACILITIES") from a CVS Pharmacy DC being serviced by Cardinal for a period of [***] ("FIRST TERM"). If at anytime after the First Term, CVS discontinues servicing said [***] Facilities from a CVS Pharmacy DC being serviced by Cardinal, then the [***] as described in the Section 12 Disclosure Schedule will [***]% [***]%. If CVS continues servicing said [***] Facilities from a CVS Pharmacy DC being serviced by Cardinal after the First Term, then the [***] as described in the Section 12 Disclosure Schedule will [***] at [***]% for as long as CVS continues servicing said [***] from a CVS Pharmacy DC being serviced by Cardinal.

This Agreement specifically excludes any secondary, drop ships, direct, or direct-store-delivery purchases made by PharmaCare on behalf of the Mail-order Facilities.

As it concerns the Mail-order Facilities only, in the event either party desires not to continue to service the Mail-order Facilities from a CVS Pharmacy DC being serviced by Cardinal at the expiration of the First Term or any renewal term, that party shall provide the other party with at least [***] ([***]) days written notice prior to the expiration of the then current term. In the event such notification is not provided with at least the [***] ([***]) day notice or if no notice is given, the then current term shall be extended for a period of [***] ([***]) days after the expiration of such term to provide for an adequate transition period.

(d) CVS Commitment. This Agreement pertains only to CVS' Pharmacies and CVS Pharmacy DCs as of January 1, 2004 plus or minus the organic growth related to Pharmacies.

                                                  SECTION 12 DISCLOSURE SCHEDULE
                                                            AMENDED JUNE 2, 2004

                           WAREHOUSE LOGISTICS PROGRAM

The goal of the "WAREHOUSE LOGISTICS PROGRAM" (WLP") is to develop the most efficient purchasing and distribution processes for CVS with pharmaceutical manufacturers under which Cardinal will [***] ([***]%) of CVS' purchase requirements for [***] Rx Products (excluding repack items) ("[***]") [***] of all CVS [***] which are or become part of this Agreement. The parties agree and acknowledge that this WLP is part of this Agreement, and is not a separate or distinct agreement.

Notwithstanding anything in this Agreement to the contrary, the WLP is intended and structured to provide [***]% incremental financial and operational value to CVS and at no time shall Cardinal take any action in connection with the WLP which may negatively impact CVS' ability to service its Pharmacies, CVS Pharmacy DCs, or CVS' abilities to secure regular [***] merchandise, including [***] stock, [***] a manufacturer.

The WLP is designed to provide incremental financial value to CVS; CVS is to be [***] on [***], etc. CVS will [***] all other [***] that CVS would otherwise be entitled to if CVS [***] the [***] on a [***] (i.e., [***], etc.).

As part of the WLP, Cardinal will pass to CVS funding ("INCENTIVE") in the form of a credit within [***] ([***]) days of the end of each CVS [***] equal to [***]% times CVS Pharmacy [***] (in addition to passing the [***]) for the respective CVS fiscal quarter during the term of this Agreement. The credit will be faxed and subsequently mailed in hard copy form to CVS' Manager of Wholesaler Programs. Additionally, Cardinal will provide CVS with the Warehoused Service Level detailed in Section 2(b) Disclosure Schedule through leveraging Cardinal's procurement and logistical expertise. In return for both the Incentive and the Warehouse Service Level, Cardinal will [***] the [***] created through certain "[***] CREATION ACTIVITIES" as defined below.

Current [***] will remain in place as of the execution of this Agreement with the exception of [***], which will [***] from a CVS [***] to an [***] (as detailed in and subject to Section 12 Disclosure Schedule) . Cardinal will [***] as it does for any other indirect vendor. In return for [***] on an [***] from February 1, 2004 until December 31, 2004, by May 1, 2004, Cardinal will authorize CVS to [***] in the amount of $[***] ("[***] PAYMENT"). The timing of said payment will be made so that CVS receives these funds by [***].

CVS will not be required to [***] or [***] any other pharmaceutical [***] as a [***]. Any further [***] of pharmaceutical [***] from [***], will be at CVS' sole determination. The [***] Warehouse [***] Exhibit below details which [***] CVS will purchase from Cardinal on an indirect basis (subject to Section 12 Disclosure Schedule) and the corresponding [***] terms to be amended in writing pursuant to Section 13 upon mutual agreement of CVS and Cardinal. While CVS and Cardinal may both agree that it is in the best interest of both parties to [***] a [***] from [***] to [***] or visa versa, said decisions will always be made to reflect incremental value to CVS and will occur at CVS' sole discretion.

CVS is under no obligation to purchase any specific [***] and may eliminate
(POX) or discontinue any item at its sole discretion. With that said, CVS and Cardinal may investigate the best methods of [***] any [***] inventory [***] at CVS' sole discretion. So that Cardinal and CVS can effectively and efficiently manage Cardinal's [***] that is [***] to CVS through the [***], Cardinal will provide to CVS in an electronic format a detailed weekly report detailing said [***] ("[***] REPORT"). The [***] Report will include but not be limited to the following elements as it pertains to Cardinal [***] to CVS: [***], description, NDC, [***] on hand, extended [***], and [***] date. As it pertains to populating the [***] date [***] of the [***] Report only, Cardinal will fully populate and update [***] on a monthly basis and will supply to CVS a fully updated [***] Report by the first Friday following Cardinal's commencement of recording said [***]. All other data elements will be updated weekly and immediately sent to CVS each Friday accurately representing Cardinal's [***] available to CVS as of the creation of the [***] Report.

[***] CALCULATION.

For all of CVS Pharmacy DCs [***] ([***], or Brokerage Purchases, etc), CVS will receive an [***] within [***] ([***]) days of the end of each CVS fiscal quarter in the form of a [***] equal to [***]% times CVS Pharmacy DCs [***] (in addition to [***] the [***]) for the respective CVS fiscal quarter during the term of this Agreement. The [***] will be calculated based on CVS' receipt date of such [***] for each fiscal month. CVS and Cardinal will agree with the method used to calculate each month's [***] totals.

For example; CVS' total [***] volume for a specific CVS fiscal quarter equals $[***], then Cardinal will [***] to CVS within [***] ([***]) days of the end of the respective fiscal quarter $[***] ($[***] x [***]).

Further terms and conditions of the [***] calculation are as follows:

     1) CVS and Cardinal will publish the agreed to monthly [***] volume eligible for the [***] on a monthly basis; within [***] ([***]) days of the respective CVS fiscal month's end or as soon as practical.

     2) The [***] will not be applied on [***] or [***] volume that is [***]. The [***] will be automatically applied on this inventory when [***] as a [***].

     3) CVS contract pricing on select [***] items established by CVS after January 1, 2004 will not be eligible for the [***] since Cardinal does not have the ability to [***] from this applicable [***].

     4) The [***] is based on the assumption that Cardinal will not [***] CVS any [***] related to [***] on code [***] and code [***] purchase orders.

     5) Cardinal will not apply the [***] on CVS [***] or [***] that was specifically [***] through CVS that Cardinal [***] CVS with the explicit purpose of this product being

     [***] the manufacturer. However, Cardinal will [***] on any [***] CVS [***] said product to the respective manufacturer.

          a. This inventory will be [***] to CVS on the earliest date that the applicable manufacturer would accept said product [***] at [***] percent ([***]%).

          b. If CVS believes the [***] to be [***] and that it will be [***] in any way by [***] said product [***] a manufacturer, then CVS can at its sole discretion opt not to [***] in such a [***].

          c. CVS and Cardinal agree that [***] are costly to both parties and lead to operational inefficiencies and will therefore work together to develop a process which limits the amount of [***] .

     6) At the start of this Agreement, Cardinal will [***] related to the previous agreement. To that end, CVS and Cardinal have agreed that Cardinal will adjust CVS' 4Q 2003 [***] by $[***] in order for this [***] to qualify for the [***]. With this adjustment made, [***] of CVS' [***] will be eligible for the [***] under this Agreement.

     7) The calculation of the [***] will be based off the [***] ([***] at the [***] of [***] or the [***]) [***] to the application of the cash discount. For example, if the [***] is $[***], then the [***] would be calculated based on the $[***], not the $[***] ([***]% cash discount is applied).

     8) For all CVS warehouse purchases made through Cardinal, cash discount [***] to CVS is defined as the [***].

     9) If CVS [***] a [***] from [***] to [***] after the establishment of the [***] and [***], then Cardinal will [***] the [***] calculation on that affected volume.

     10) If CVS enters into an [***] (as defined below) with a [***] that prohibits Cardinal from any [***] with this [***], then Cardinal will not apply the [***] calculation on that affected volume.

[***] CREATION ACTIVITIES.

As a function of the WLP, Cardinal will [***] the margin created through certain [***] Creation Activities as defined below. Through the WLP, Cardinal will [***]% of the margin associated with all [***] related to [***] detailed below, and [***] related to [***] (this [***] was [***] to CVS via [***]) as further defined below. Notwithstanding anything else in this Agreement to the contrary, Cardinal will not place [***] purchases or conduct [***] activities related to CVS [***] for which Cardinal has entered into an [***] such activities.

The "[***] CREATION OPPORTUNITIES" for the WLP are limited to:

     a) [***] - all purchases of [***] Rx Products (excluding repack) designed to generate an [***] which result from the [***] (by way of illustration only and not as a limitation, one example of an [***] is [***] of a [***]).

     b) [***] or [***] - [***] or [***] that are made available to Cardinal from [***] under which Cardinal [***] related to CVS' [***].

     c) [***] - all purchases of [***] Rx Products (excluding repack) for a specified [***] of [***] offered by manufacturers [***], or [***], a [***], thereby [***]. (by way of illustration only and not as a limitation, one example of an [***] is where a vendor [***] at a [***] for a certain [***] Rx Product (excluding repack) [***]). This [***] was [***] to CVS via [***].

Further terms and conditions of the [***] Creation Activities are as follows:

1) CVS will [***] other historically [***] ([***] and [***]manufacturers); CVS will not be required to [***] to Cardinal.

2) CVS to [***] all [***] it has historically [***] to include but not limited to:

     a)   [***]

     b)   [***]

     c)   [***]

     d)   [***]

3) The [***] CVS receives based on CVS' [***] purchases, is [***]% by CVS. In the event that a [***] would begin to [***] "[***]" [***] to Cardinal, Cardinal would [***]% of this [***] to CVS, based on CVS purchases (Pharmacies and CVS Pharmacy DCs, if applicable). Notwithstanding the foregoing, Cardinal will not accept any other [***] on CVS' behalf relating to CVS' purchase [***] (warehouse or DSD) without CVS' expressed written consent. It will be Cardinal's sole responsibility to notify any pharmaceutical supplier in writing (with copy to CVS subject to Section 13) [***] a [***] to Cardinal related to CVS' [***] of CVS' Return Goods Policy.

4) CVS will only accept product shipped from Cardinal Brokerage Inventory to CVS Pharmacy DCs that has at least [***] ([***]) [***] remaining. All products shipped with less than [***] ([***]) [***] remaining will be considered "[***] PRODUCT". On an exception basis, CVS will allow Cardinal to ship [***] Product Brokerage Inventory with at least [***] ([***]) months [***] remaining. However, both parties agree that no more than $[***] worth of [***] Product will be shipped to CVS Pharmacy DCs during any Program Year. In addition, upon CVS request (as often as monthly), Cardinal will provide CVS a detailed report that summarizes all [***] Product shipped from Cardinal's Brokerage Inventory to CVS Pharmacy DCs ("[***] REPORT"). The [***] Report will contain all [***] Product shipped to CVS Pharmacy DCs within the current Program Year and will include but not be limited to the following data elements: date shipped, vendor, description, NDC, quantity shipped, extended cost, and [***] totaled by month and year-to-date(both CVS and Cardinal agree that the [***] Report will be made available to CVS no later than September 1, 2004). Notwithstanding anything in this Agreement to the contrary, at no time will Cardinal ship Brokerage Inventory with less than [***] ([***]) months [***] remaining to CVS Pharmacy DCs. With that said, CVS will work with Cardinal to assist in the management of the [***].

Additional terms and conditions of the WLP are as follows:

1. Term - The WLP will commence as of January 1, 2004, and terminate upon the termination of the Agreement.

2. [***] Generation - Cardinal will [***] ([***]%) of CVS' [***] for [***] Rx Products (excluding repack) [***] all CVS Pharmacy DCs for routine [***] and [***] (the "PURCHASING ACTIVITIES").

3.   [***] - If Cardinal's [***] on CVS' [***] are [***] or [***] by a [***],
     and if CVS is eligible to [***] from such [***], then CVS will, upon request by Cardinal, effect a direct [***] of the applicable Rx Product [***] by Cardinal. With respect to the foregoing purchases, [***] will [***] the applicable [***] according to the [***], including [***] for any available [***]. CVS will [***] the [***] to the [***] from [***] Cardinal, which will also be [***] the [***]. This [***] process is designed to be "[***]" for both parties.

     (a) [***]. On the same day as CVS [***] a shipment of Rx Product ordered as part of a [***] related to this WLP, CVS will [***] Cardinal. Cardinal will [***] such Rx Product [***] the applicable CVS [***], and [***] the applicable Cardinal [***]. CVS will [***] from the applicable [***], and CVS will pay the [***], [***] for all [***], based on the applicable payment terms. CVS will [***] to the [***] from [***], and Cardinal will [***] the CVS [***] to the applicable [***]. The process outlined in the
     Section 2(b) Disclosure Schedule will apply to any discrepancies.

     (b) [***] and [***]. As it pertains to [***]purchases only, on the same day as CVS [***] the shipment of Rx Product, CVS will [***] Cardinal. Cardinal will [***] to [***] such Rx Product [***] the applicable CVS [***], and [***] the applicable Cardinal [***]. [***] purchases will be [***] by Cardinal at the servicing Cardinal DC [***] the need for CVS to [***] such product.

     As it pertains to the payment of [***] and [***] purchases, Cardinal will receive an [***] from the applicable [***] for the ordered Rx Product, and Cardinal will [***] the [***] directly, [***] for all [***], based on the applicable payment terms. As the Rx Product is ordered from Cardinal by CVS for [***], Cardinal will [***] CVS, and CVS will [***] Cardinal for such Rx Product in accordance with the terms of this Agreement. The process outlined in the Section 2(b) Disclosure Schedule will apply to any discrepancies.

4. Purchase Information - CVS will provide Cardinal with [***] electronic feeds updating information regarding CVS' [***] of [***] Rx Products [***] from [***] and from [***] on behalf of the CVS Pharmacy DCs pursuant to the WLP. Such information will include details regarding all purchase orders, [***] or [***] for items [***] and [***] and other information reasonably required by Cardinal to administer the WLP. To assist Cardinal with [***], CVS will provide Cardinal with information reasonably requested by Cardinal including but not limited to new product [***], [***] fluctuations, [***] promotions, and new store openings , and a change in CVS Pharmacy DC that services a particular Pharmacy.

5. Limitations - All [***] for [***] Products must be executed exactly as [***]. [***] will be generated and submitted to any vendor, other than those [***], without [***]. All [***] will be on behalf of the CVS Pharmacy DCs. CVS will not make any [***] (outside of this [***]) on behalf of the Pharmacies [***]. It is understood and agreed that Cardinal will not be required to reduce or otherwise [***] its own [***] associated with a manufacturer imposed [***]. Furthermore, the parties acknowledge and agree that all information associated with the WLP is confidential information subject to the provisions of Section 17 of this Agreement.

6. Records, Audit and Confidentiality - The WLP is subject to the record keeping and audit provisions set forth in Section 16 of this Agreement. Cardinal may disclose CVS' [***] information (such as inventory [***], on-order or [***]) to [***] as reasonably required by Cardinal to [***] related to the WLP. Cardinal will notify CVS in writing (subject to Section
     13) prior to the disclosure of any such information and will provide the nature of the information that Cardinal intends to disclose. Further, Cardinal will use reasonable efforts to obtain applicable [***] consent to disclose such information to CVS if needed.

7.   ACH - All payments for invoicing under the WLP will be made via ACH.

8. Waiver - Neither party's failure to enforce any provision of this WLP will be considered a waiver of any future right to enforce such provision.

9. Dispute Resolution Relating to the WLP - CVS and Cardinal acknowledge that either party may from time to time may, in good faith, dispute any portion of the WLP. In the event that either party disputes any portion on the WLP, each party agrees to use all reasonable efforts to resolve all such disputes as expeditiously as possible on a fair and equitable basis. To that end, Cardinal and CVS will assemble a panel consisting of at least one
     (1) executive from CVS and one (1) executive from Cardinal (but in any event, an even number in the aggregate) (the "EXECUTIVE COMMITTEE") to resolve disputes relating to the WLP and address other issues as they may determine. With respect to reporting disputes, a copy of the terms of this Agreement, as amended from time to time, agreed upon facts and areas of disagreement, and a concise summary of the basis for each side's contentions will be provided to the executives who will review the same, confer, and attempt to reach a mutual resolution of the issue within thirty
     (30) days following either party's receipt of notice of dispute.

[***] VENDOR EXHIBIT.

[***] VENDOR   [***] PURCHASE PAYMENT TERMS
------------   ----------------------------
[***]                      [***]